PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2016

NEW YORK, NY -- (Marketwired - November 22, 2016) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2016.

HIGHLIGHTS

Quarter ended September 30, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                              $ 598.9
  Net assets                                                        $ 375.9
  Net asset value per share                                         $ 14.06
  Credit Facility                                                   $ 232.4
Yield on debt investments at quarter-end                                7.8%

                                         Year Ended         Quarter Ended
Operating Results:                   September 30, 2016  September 30, 2016
                                     ------------------  ------------------
  Net investment income              $             27.3  $              8.2
  Net investment income per share    $             1.02  $             0.31
  Distributions declared per share   $             1.14  $            0.285

Portfolio Activity:
  Purchases of investments           $            364.4  $            106.8
  Sales and repayments of
   investments                       $            164.2  $             67.1

  Number of new portfolio companies
   invested                                          37                  11
  Number of existing portfolio
   companies invested                                25                   6
  Number of ending portfolio
   companies                                         98                  98

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 23, 2016

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 23, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 718-5107 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4762. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through December 7, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9859517.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2016, our portfolio totaled $598.9 million and consisted of $548.4 million of senior secured debt, $36.6 million of second lien secured debt and $13.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 1% fixed-rate investments. As of September 30, 2016, we had one company on non-accrual, representing 0.2% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.0 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.1 million, had a weighted average yield on debt investments of 7.8%, and was invested 92% in senior secured debt, 6% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2015, our portfolio totaled $391.3 million and consisted of $335.0 million of senior secured debt, $47.9 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 92% with a LIBOR or prime floor) and 3% fixed-rate investments. As of September 30, 2015, we had one company on non-accrual, representing 1.6% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.0 million. Our overall portfolio consisted of 76 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.9%, and was invested 86% in senior secured debt, 12% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended September 30, 2016, we invested $106.8 million in 11 new and six existing portfolio companies with a weighted average yield on debt investments of 7.0%. Sales and repayments of investments for the three months ended September 30, 2016 totaled $67.1 million. This compares to the three months ended September 30, 2015, in which we invested $63.2 million in six new and eight existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the same period totaled $48.9 million.

For the fiscal year ended September 30, 2016, we invested $364.4 million in 37 new and 25 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the year ended September 30, 2016 totaled $164.2 million. This compares to the fiscal year ended September 30, 2015, in which we invested $224.2 million in 32 new and 34 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the same period totaled $195.0 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2016 and 2015.

Investment Income

Investment income for the three months ended September 30, 2016 and 2015 was $15.4 million and $7.8 million, respectively, and was attributable to $10.4 million and $6.1 million from senior secured debt, $1.6 million and $1.4 million from second lien secured debt and $3.4 million (including $3.3 million from settlement proceeds) and $0.3 million from subordinated debt, respectively.

Investment income for the fiscal years ended September 30, 2016 and 2015 was $46.3 and $30.4 million, respectively, and was attributable to $36.4 million and $23.5 million from senior secured debt, $6.1 million and $5.7 million from second lien secured debt and $3.8 million (including $3.3 million from settlement proceeds) and $1.2 million from subordinated debt, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2016 and 2015 totaled $7.2 million and $4.2 million, respectively. Base management fee for the same periods totaled $1.5 million and $1.0 million, incentive fee totaled $3.4 million and $(0.5) million (including $1.1 million and $(0.5) million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $1.6 million and $2.9 million (including zero and $2.1 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.7 million and $0.7 million and excise taxes were zero and $0.1 million, respectively.

Expenses for the fiscal years ended September 30, 2016 and 2015 totaled $19.0 million and $12.7 million, respectively. Base management fee for the same periods totaled $5.0 million and $3.6 million, incentive fee totaled $4.8 million and $1.1 million (including zero and $(0.4) million, respectively, on net realized gains and $1.1 million and $(0.7) million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $5.8 million and $5.6 million (including $0.9 million and $2.3 million, respectively, of Credit Facility amendment expenses), general and administrative expenses totaled $3.4 million and $2.0 million and excise taxes were zero and $0.4 million, respectively. The increase in expenses over the prior year was primarily due to increases in base management and incentive fees as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $8.2 million and $3.6 million, or $0.31 and $0.18 per share, for the three months ended September 30, 2016 and 2015, respectively.

Net investment income totaled $27.3 million and $17.7 million, or $1.02 and $1.08 per share, for the fiscal years ended September 30, 2016 and 2015, respectively. Although the net investment income increased, the net investment income per share decreased compared to the prior year primarily due to the issuance of new shares in connection with our acquisition of MCG in August 2015.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2016 and 2015 totaled $67.1 million and $48.9 million, respectively. Net realized gains (losses) totaled $0.6 million and less than $(0.1) million for the same periods, respectively.

Sales and repayments of investments for the fiscal years ended September 30, 2016 and 2015 totaled $164.2 million and $195.0 million, respectively, and net realized (losses) gains totaled $(1.4) million and $0.4 million, respectively. The decrease in realized gains compared to the prior year was driven by changes in market conditions for our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2016 and 2015, we reported unrealized appreciation (depreciation) on investments of $7.1 million and $(2.7) million, respectively. Net change in unrealized (appreciation) depreciation on our Credit Facility totaled less than $(0.1) million and $0.3 million, respectively, for the same periods.

For the fiscal years ended September 30, 2016 and 2015, we reported unrealized appreciation (depreciation) on investments of $7.0 million and $(6.1) million, respectively. As of September 30, 2016 and 2015, net unrealized appreciation (depreciation) on investments totaled $1.0 million and $(6.0) million, respectively. The net change in unrealized appreciation (depreciation) on our investments compared to the prior year was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold.

For the fiscal years ended September 30, 2016 and 2015, our Credit Facility had a change in unrealized depreciation of $0.5 million and $0.5 million, respectively. As of September 30, 2016 and 2015, net unrealized depreciation on our Credit Facility totaled $0.5 million and zero, respectively. The change compared to the prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $15.9 million and $1.2 million, or $0.59 and $0.06 per share, for the three months ended September 30, 2016 and 2015, respectively.

Net change in net assets resulting from operations totaled $33.5 million and $12.5 million, or $1.25 and $0.77 per share, for the fiscal years ended September 30, 2016 and 2015, respectively. The increase in the net change in net assets from operations compared to the prior year reflects the change in portfolio investment valuation during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2016 and 2015, we had $232.9 million and $29.6 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility has an interest rate of 2.57% and 2.20%, respectively, excluding the undrawn commitment fees of 0.375% and 0.75% as of September 30, 2016 and 2015. The annualized weighted average cost of debt for the fiscal years ended September 30, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 3.51% and 2.62%, respectively.

As of September 30, 2016 and 2015, we had $117.1 million and $260.4 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

On September 30, 2016 and 2015, we had cash equivalents of $28.9 million and $21.4 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $165.5 million for the year ended September 30, 2016, and our financing activities provided cash of $172.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities used cash of $2.2 million for the year ended September 30, 2015, and our financing activities provided cash of $10.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our merger with MCG Capital Corporation.

DISTRIBUTIONS

During the three months ended September 30, 2016 and 2015, we declared distributions of $0.285 per share for each period for total distributions of $7.6 million and $6.5 million, respectively. During the years ended September 30, 2016 and 2015, we declared distributions of $1.14 and $1.12 per share, respectively, for total distributions of $30.5 million and $18.9 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              September 30,   September 30,
                                                  2016            2015
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$597,910,267 and $394,561,175,
   respectively)                             $  598,887,525  $  388,535,383
  Controlled, affiliated investments (cost--
   $0 and $2,777,132, respectively)                      --       2,776,507
                                             --------------  --------------
  Total of investments (cost--$597,910,267
   and $397,338,307, respectively)              598,887,525     391,311,890
Cash and cash equivalents (cost--$28,903,359
 and $21,428,514, respectively)                  28,910,973      21,428,514
Interest receivable                               2,480,406       1,959,404
Prepaid expenses and other assets                 1,141,191       1,420,529
                                             --------------  --------------
      Total assets                              631,420,095     416,120,337
                                             --------------  --------------
Liabilities
Distributions payable                             2,539,357       2,539,357
Payable for investments purchased                14,935,970       9,367,500
Credit Facility payable (cost--$232,907,500
 and $29,600,000, respectively)                 232,389,498      29,600,000
Interest payable on Credit Facility                 531,926         224,633
Management fee payable                            1,458,625         956,115
Performance-based incentive fee payable           3,454,914           2,936
Accrued other expenses                              202,977         539,347
                                             --------------  --------------
      Total liabilities                         255,513,267      43,229,888
                                             --------------  --------------
Commitments and contingencies                            --              --
Net Assets
Common stock, 26,730,074 shares issued and
 outstanding.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                26,730          26,730
Paid-in capital in excess of par value          371,194,366     371,502,801
Undistributed net investment income               4,559,646       6,991,473
Accumulated net realized (loss) gain on
 investments                                     (1,376,788)        395,862
Net unrealized appreciation (depreciation)
 on investments                                     984,872      (6,026,417)
Net unrealized depreciation on Credit
 Facility                                           518,002              --
                                             --------------  --------------
      Total net assets                       $  375,906,828  $  372,890,449
                                             --------------  --------------
      Total liabilities and net assets       $  631,420,095  $  416,120,337
                                             ==============  ==============
Net asset value per share                    $        14.06  $        13.95
                                             ==============  ==============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Years Ended September 30,
                                                 --------------------------
                                                      2016          2015
                                                 ------------  ------------
Investment income:
From non-controlled, non-affiliated investments:
  Interest                                       $ 40,561,694  $ 29,203,963
  Other income                                      2,334,330     1,151,336
  Settlement proceeds                               3,299,764            --
 From controlled, affiliated investments:
  Interest                                            105,502            --
                                                 ------------  ------------
  Total investment income                          46,301,290    30,355,299
                                                 ------------  ------------
Expenses:
  Base management fee                               5,015,077     3,572,614
  Performance-based incentive fee                   4,791,574     1,114,972
  Interest and expenses on the Credit Facility      4,923,219     3,251,761
  Administrative services expenses                  1,148,281       837,708
  Other general and administrative expenses         2,179,257     1,176,769
                                                 ------------  ------------
  Expenses before provision for taxes and
   amendment costs                                 18,057,408     9,953,824
  Provision for taxes                                      --       440,000
  Credit Facility amendment costs                     907,722     2,301,478
                                                 ------------  ------------
  Total expenses                                   18,965,130    12,695,302
                                                 ------------  ------------
  Net investment income                            27,336,160    17,659,997
                                                 ------------  ------------
Realized and unrealized (loss) gain on
 investments and Credit Facility:
Net realized (loss) gain on non-controlled, non-
 affiliated investments                            (1,376,788)      395,862
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments        7,011,289    (6,100,614)
  Credit Facility depreciation                        518,002       549,000
                                                 ------------  ------------
  Net change in unrealized appreciation
   (depreciation) on investments and Credit
   Facility                                         7,529,291    (5,551,614)
                                                 ------------  ------------
Net realized and unrealized gain (loss) from
 investments and Credit Facility                    6,152,503    (5,155,752)
                                                 ------------  ------------
Net increase in net assets resulting from
 operations                                      $ 33,488,663  $ 12,504,245
                                                 ============  ============
Net increase in net assets resulting from
 operations per common share                     $       1.25  $       0.77
                                                 ============  ============
Net investment income per common share           $       1.02  $       1.08
                                                 ============  ============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com